UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 March 28, 2006
          -------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                            FALCON NATURAL GAS CORP.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Nevada                    000-50229                98-0403897
 (State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)

                                Westchase Center
                            2500 City West Boulevard
                                    Suite 300
                                Houston, TX 77042
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (713) 267-2240
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

Effective March 28, 2006 we entered into a Forbearance Agreement (the "Forbearance Agreement") with Cornell Capital Partners, LP ("Cornell") in connection with our defaults under our $1,000,000 April 19, 2005 and $7,000,000 October 17, 2005 debentures with Cornell (singly and collectively the "Debentures"). As at March 28, 2006 we owed Cornell interest of $88,767 and $151,509 under the April 2005 and October 2005 Debentures, respectively. The Forbearance Agreement also takes into account our failure to timely register the common stock underlying the Debentures. Under the Forbearance Agreement, the maturity dates of the April 2005 and October 2005 Debentures have been extended until December 31, 2007. Further, we have no interest or principal payment obligations under the Debentures until April 1, 2007, at which time, and the first business day of each month thereafter until the Debentures are paid in full, we are required to make payments of principal and interest. Each monthly payment will be equal to the outstanding principal balance of the Debentures on the date such payment is due divided by 10, plus accrued and unpaid interest. The Forbearance Agreement further provides that we are required to re-file the Registration Statement for the resale of the shares of common stock underlying
(i) the Debentures and (ii) the warrants issued pursuant to the Forbearance Agreement (as described below), on or before May 15, 2006 and to have such Registration Statement declared effective on or before July 31, 2006.

Pursuant to the Debenture defaults, Cornell is entitled, among other things, to convert the April 19, 2005 Debenture into shares of our common stock at the default rate of $0.10 per share. In connection with the Forbearance Agreement, Cornell has converted $250,000 of the principal amount of the April 2005 Debenture into 2,500,000 shares of our common stock.

In consideration of the Forbearance Agreement, we have also issued an aggregate of 23,000,000 common stock purchase warrants dated March 29, 2006 to Cornell, each exercisable for a period of five years commencing March 29, 2006 for the purchase of one share of our common stock. The warrants provide that the holder cannot exercise the warrants to the extent such exercise would cause the holder and its affiliates to own more than 4.99% of our outstanding common shares, except within 60 days of the warrant expiration date. The restriction may be waived by the holder upon not less than 65 days prior notice to us. The warrants have exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share and contain cashless exercise provisions. The number of warrants and applicable exercise prices thereon are as follows:

      o     3,000,000 warrants - $0.30

      o     3,000,000 warrants - $0.35

      o     3,000,000 warrants - $0.40

      o     3,000,000 warrants - $0.50

      o     3,000,000 warrants - $0.60

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      o     3,000,000 warrants - $0.70

      o     5,000,000 warrants - $0.80

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the March 28, 2006 Forbearance Agreement described in Item 1.01 hereof, effective March 29, 2006 we issued 250,000 common shares and 23,000,000 common stock purchase warrants to Cornell Capital Partners, LP. The issuances were made in reliance on Sections 3(a)(9) and 4(2), respectively, of the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibit

Item 9.01 Financial statements and Exhibits

(c)      Exhibits

Item                            Description

4.1         Form of Warrant Issued to Cornell Capital Partners, LP

10.1 Forbearance Agreement, dated March 28, 2006 between Registrant and Cornell Capital Partners, LP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FALCON NATURAL GAS CORP.

                                              By:        /s/ Fred Zaziski
                                                         -----------------------
                                              Name:      Fred Zaziski
                                              Title:     President

Date:    March 31, 2006